Exhibit 10.2

MEZZANINE LOAN AGREEMENT

BY AND AMONG

BREOF UVA GP LLC

And

BREOF UVA LLC

And

PPC-UVA 15TH STREET LIMITED PARTNERSHIP

And

PPC CHARLOTTESVILLE GP, INC.

(“Borrowers”)

AND

BEHRINGER HARVARD UVA, LLC

(“Lender”)

TABLE OF CONTENTS

1.	RECITALS		2
2.	DEFINITIONS		2
3.	THE LOAN; DISBURSEMENT OF LOAN		6
	(a)	Loan	6
	(b)	Loan Disbursements	6
4.	INTEREST PAYMENTS; NO USURY, LOAN COMMITMENT FEE; PREPAYMENT; MATURITY; REPAYMENT		7
	(a)	Interest	7
	(b)	No Usury	7
	(c)	Prepayment	7
	(d)	Maturity Date	7
5.	SECURITY FOR LOAN		8
	(a)	Pledge Agreement	8
	(b)	Other Loan Documents	8
6.	CONDITIONS PRECEDENT TO CLOSING OF THE LOAN		8
	(a)	Loan Documents	8
	(b)	Third Party Agreements	8
	(c)	Certification	9
	(d)	Financial Statements	9
	(e)	Insurance Policies	9
	(f)	Contracts	10
	(g)	Plans	10
	(h)	Budget and Cost Review	10
	(i)	Leases	10
	(j)	Title Insurance Policy	10
	(k)	UCC Policy	10
	(l)	ALTA Survey	10
	(m)	Zoning; Conditional Use Permits and Government Approvals	10
	(n)	Flood Plain Certification	10
	(o)	Appraisal	10
	(p)	Engineering Report	11
	(q)	Environmental Report	11
	(r)	Certification of Organizational Documents	11
	(s)	Legal Opinion	11
	(t)	UCC Searches	11
	(u)	Access and Utility Easements	11
	(v)	Utilities	11
	(w)	Environmental Disclosure	11
	(x)	No Default	12
	(y)	Additional Matters	12
7.	TITLE INSURANCE		12
	(a)	Owner’s Policy of Title Insurance	12
	(b)	UCC Policy	12
8.	INSURANCE		12
	(a)	Insurance Requirements	12

i

	(b)	Insurance Premiums; Evidence of Renewal	13
	(c)	Policy Requirements	13
	(d)	Notice of Casualty	13
	(e)	Settlement of Claim	13
	(f)	Application of Insurance Proceeds	14
9.	EMINENT DOMAIN		14
	(a)	Notice of Condemnation	14
	(b)	Settlement of Claim	14
	(c)	Application of Condemnation Awards	14
	(d)	Lender Not Required to Act	14
10.	RIGHTS OF ACCESS AND INSPECTION		15
11.	EXPENSES		15
12.	FINANCIAL REPORTS, PROPERTY REPORTS AND BUDGET		15
13.	GENERAL COVENANTS OF BORROWERS		17
	(a)	Commencement and Completion of Project	17
	(b)	Lender Approval	17
	(c)	Operation and Maintenance of Project	18
	(d)	Restricted Sale and Encumbrance of Project and of Borrower Interests; Other Indebtedness	19
	(e)	General Indemnity	20
	(f)	Leases	20
	(g)	Notices	21
	(h)	Development	21
	(i)	Management	22
	(j)	Senior Loan	22
	(k)	Principal Place of Business; Choice of Law	22
	(l)	Compliance with Governmental Prohibitions	22
	(m)	Compliance with REIT Regulations	23
14.	FURTHER ASSURANCES		23
15.	APPRAISALS		23
16.	GENERAL REPRESENTATIONS AND WARRANTIES OF BORROWERS		23
	(a)	Organization; Corporate Powers; Authorization of Borrowing	23
	(b)	Title to Property; Matters Affecting Property	24
	(c)	Financial Statements	26
	(d)	Budget Projections	26
	(e)	No Loan Broker	26
	(f)	No Default	27
	(g)	Solvency	27
	(h)	Violations of Governmental Prohibitions	27
17.	EVENT OF DEFAULT		27
	(a)	Non-Payment	27
	(b)	Insurance	27
	(c)	Special Purpose Entity Covenants	27
	(d)	Fraud or Material Misrepresentation	28
	(e)	Sale, Encumbrance or Other Indebtedness	28
	(f)	Reports and Documents	28

ii

	(g)	Contribution Agreement	28
	(h)	Other Breaches under this Agreement	28
	(i)	Other Breaches Under Other Loan Documents	28
	(j)	Senior Loan Documents	28
	(k)	Bankruptcy Proceedings	28
18.	REMEDIES		29
	(a)	Actions upon Event of Default	29
	(b)	Lender’s Right to Perform	29
	(c)	Appointment of Lender as Attorney-in-Fact	30
	(d)	Cross-Default to Note, Pledge Agreement and Other Loan Documents	30
19.	TRANSFER OF LOAN; LOAN SERVICER		30
	(a)	Lender’s Right to Transfer	30
	(b)	Loan Servicer	31
	(c)	Dissemination of Information	31
20.	LENDER’S EXPENSES; RIGHTS OF LENDER		31
21.	MISCELLANEOUS		31
	(a)	Notices	31
	(b)	Waivers	32
	(c)	Lender Not Partner of Borrowers; Borrower in Control	33
	(d)	No Third Party	33
	(e)	Time of Essence; Context	33
	(f)	Successors and Assigns	33
	(g)	Governing Jurisdiction	33
	(h)	SUBMISSION TO JURISDICTION/SERVICE OF PROCESS	33
	(i)	WAIVER WITH RESPECT TO DAMAGES	34
	(j)	Entire Agreement	35
	(k)	Headings	35
	(l)	Severability	35
	(m)	Counterparts	35
	(n)	Waiver of Jury Trial	35
	(o)	Sole and Absolute Discretion	35
	(p)	Press Releases	36
	(q)	Recourse Limitations	36
	(r)	Joint and Several Liability	36
22.	SPECIAL REPRESENTATIONS, WARRANTIES AND COVENANTS OF BORROWERS		37

iii

MEZZANINE LOAN AGREEMENT

This MEZZANINE LOAN AGREEMENT (this “Agreement”) is made and entered into as of this 1st day of February 2007, by and between BREOF UVA GP LLC, a Delaware limited liability company (“BREOF GP”), BREOF UVA LLC, a Delaware limited liability company (“BREOF”), PPC-UVA 15TH STREET LIMITED PARTNERSHIP, a Texas limited partnership (“Phoenix”) and PPC CHARLOTTESVILLE GP, INC., a Texas corporation (“Phoenix GP”) , each of whose address is c/o Phoenix Property Company, 2626 Howell St., Suite 800, Dallas, Texas 75204 (each of BREOF GP, BREOF, Phoenix and Phoenix GP is a “Borrower” and collectively are “Borrowers”), and BEHRINGER HARVARD UVA, LLC, a Delaware limited liability company, whose address is 15601 Dallas Parkway, Suite 600, Addison, Texas 75001 (“Lender”).

R E C I T A L S:

This Agreement is made with reference to the following facts:

A.                                   PPC Charlottesville Limited Partnership, a Delaware limited partnership (“Mortgagor”) is the owner of a leasehold interest in that certain land located in the City of Charlottesville, Virginia and more particularly described on Exhibit A attached hereto (together with all improvements, fixtures and other appurtenances, the “Property”), and Mortgagor is constructing on the Property a 649-bed student housing apartment project known as The GrandMarc at the Corner (the “Project”).  The Senior Note (as defined below) is secured by a deed of trust, mortgage, or deed to secure debt, of even date herewith (together with any and all extensions, renewals, substitutions, replacements, amendments, modifications and/or restatements thereof (the “Security Instrument”) in favor of Senior Lender (as defined below) encumbering the Project.

B.                                     Keybank National Association, a national banking association (“Senior Lender”) has made a mortgage loan in the amount of Twenty-Nine Million Nine Hundred Eighteen Thousand Five Hundred Forty-Three Dollars ($29,918,543.00) (the “Senior Loan”) to Mortgagor evidenced by an Amended and Restated Promissory Note dated October 19, 2006 (the “Senior Note”).

C.                                     Borrowers are the legal and beneficial owners of one hundred percent (100%) of the Equity Interests in Mortgagor.

D.                                    Borrowers have requested that Lender, as mezzanine lender, make a loan to Borrowers (the “Loan”) in the amount of Six Million Forty Thousand Dollars ($6,040,000.00) (the “Loan Amount”) subject to the term and provisions of this Agreement, which Loan is to be advanced as hereinafter provided and is to be evidenced by the Note.  The Note is to be secured by the Pledge and Security Agreement and the other collateral referred to in Section 5 below.

E.                                      Borrowers desire to borrow the Loan Amount from Lender, the proceeds of which are to be used by Borrowers to, among other things, pay the costs and expenses, if any, referred to in Section 3(b) below.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises and agreements hereinafter contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.                                       RECITALS.  The recitals set forth above are true and correct and are incorporated herein by reference.

2.                                       DEFINITIONS.  The following terms, when used in this Agreement (including when used in the above recitals), shall have the following meanings:

(a)                                  “Accounting Records”:  shall mean financial statements and such records used to prepare and evaluate financial statements including but not limited to: (i) a balance sheet, (ii) an income statement, (iii) a trial balance, (iv) a project budget and (v) such other documentation in the possession of Borrowers or their Affiliates or which Borrowers will use commercially reasonable efforts to acquire, as Lender shall reasonably request for the consolidation of the Project if required; provided, however, that Borrowers shall not be required to change their accounting methods or make adjustments to their statements to accommodate a consolidation desired by Lender using Lender’s accounting methods.  During the term of the Loan, Lender shall keep all such financial statements and Accounting Records confidential and shall not divulge the contents of the Accounting Records to any persons other than to those persons who are responsible for preparing or reviewing any reports, records, budgets, statements, filings or disclosures using the Accounting Records, including, but not limited to, Lender’s consultants, professionals, lender, accountants, attorneys, partners, officers and employees, except to the extent required by law, financial reporting requirements, or any court order or as reasonably necessary in the administration of the Loan or in connection with disclosures to investors.

(b)                                 “Affiliate”:  of any specified person or entity shall mean any other person or entity, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified person or entity.  For purposes of this definition, “control” shall mean the ability, whether by the ownership of shares or other equity interests, by contract or otherwise, to elect a majority of the directors of a corporation, to make management decisions on behalf of, or independently to select the managing partner of, a partnership, or otherwise to have the power independently to remove and then select a majority of those individuals exercising managerial authority over an entity.  Control of an entity shall be conclusively presumed in the case of the ownership of more than fifty percent (50%) of the equity interests in the entity.

(c)                                  “Annual Budget”:  shall mean, for any period, the budget submitted to Lender for Lender’s approval and in effect for such period as provided in Section 12 hereof.

(d)                                 “Bankruptcy Proceedings”:  is defined in Section 17(j).

(e)                                  “Borrowers”:  means the entities identified as “Borrowers” in the first paragraph of this Agreement, together with their successors and assigns, provided that no such successor or assign shall have any liability for the Loan or any other obligation of Borrowers except to the extent, if any, expressly otherwise specified in a formal writing signed by such successor or assign.

(f)                                    “Borrowers’ Permitted Transfers”:  means and includes any transfers of forty-nine percent (49%) or less of any partnership or other ownership interests in any Borrower after ten (10) days written notice to Lender, so long as such transfers do not violate, breach or otherwise result in a default under the Senior Loan Documents and (i) such transfers are made to any of the Borrowers, the Principals, J. Blake Pogue, Jason P. Runnels or Brookfield Asset Management Inc. or any Affiliate thereof, any members of the immediate families of the foregoing individuals or any trusts for the benefit of any of the foregoing persons, any corporations or other business entities controlled directly by any of the Borrowers, the Principals, J. Blake Pogue, Jason P. Runnels or Brookfield Asset Management Inc. or any Affiliate thereof (individually or collectively); and provided that (ii) following such transfer, the Borrowers, the Principals, J. Blake Pogue, Jason P. Runnels or Brookfield Asset Management Inc. or any Affiliate thereof (individually or collectively) retain both the ability to direct the day-to-day management of the business affairs of the entity in which such interest was transferred and an economic interest in such entity that is not less than the economic interest held on the date hereof.

(g)                                 “Budget”:  shall mean that construction budget attached hereto as Exhibit B for the Property.

(h)                                 “Business Day”:  shall mean all days other than Saturday, Sunday or any other day on which national banks doing business in Dallas, Texas are not open for business.

(i)                                     “Code”:  the Internal Revenue Code of 1986, as amended from time to time, or the corresponding provisions of any successor federal income tax law.  Any reference to a particular provision of the Code shall include any amendment of such provision or the corresponding provision of any successor federal income tax law.

(j)                                     “Collateral”:  is defined in the Pledge Agreement.

(k)                                  “Completion”:  means that the Project will be deemed substantially completed in accordance with the Plans and Specifications upon the issuance of the final certificate of occupancy, the issuance of a certificate of substantial completion from the Mortgagor’s architect, receipt of a contractor’s release and the receipt of lien waivers or similar evidence of payment from the general contractor and all major subcontractors (i.e., subcontractors whose contract amount exceeds One Hundred Thousand Dollars ($100,000.00)) to Lender’s reasonable satisfaction, provided, however, that if Senior Lender shall deem the Project substantially complete then Lender shall deem the Project substantially complete.

(l)                                     “Contribution Agreement” means that certain Contribution Agreement between Borrowers and Lenders dated of even date herewith.

(m)                               “Default Interest Rate”:  is defined in the Note.

(n)                                 “Developer”:  shall mean any developer that is an Affiliate of Phoenix Property Company or any other developer approved by Lender pursuant to Section 13(h) hereof.

(o)                                 “Encumbrance”:  shall mean any pledge, encumbrance, hypothecation or other grant of security interest, whether direct or indirect, voluntary or involuntary or by operation of law, and whether or not consented to by Lender, of or in (i) all or any portion of, or interest in, the Project (other than any encumbrance by the Senior Loan Documents and the Permitted Exceptions), or (ii) any Equity Interests in Mortgagor, or (iii) any part of the Principals’ Equity Interests in Borrowers (other than Borrowers’ Permitted Transfers).

(p)                                 “Environmental Indemnity”:  shall mean the Mezzanine Environmental Indemnity Agreement of even date herewith, executed by Borrowers and containing representations, warranties, covenants and indemnities in favor of Lender with respect to Hazardous Materials.

(q)                                 “Equity Interests”:  means, with respect to any Person, shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in such Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire from such Person any such equity interest issued by such Person.

(r)                                    “Event of Default”:  shall have the meaning given in Section 17 hereof.

(s)                                  “Hazardous Materials”:  shall have the meaning given in the Environmental Indemnity.

(t)                                    “Indebtedness”:  shall mean the principal of, interest on, and any other amounts due at any time under, this Agreement, the Note, the Pledge Agreement or any other Loan Document, including prepayment premiums, late charges, default interest, and advances to protect the security of the Collateral.

(u)                                 “Intercreditor Agreement”:  shall mean that certain Intercreditor Agreement dated of even date herewith between Senior Lender and Lender.

(v)                                 “Leases”:  shall mean all present and future leases, subleases, licenses, concessions or other possessory interests now or hereafter in force, whether oral or written, covering or affecting the Project, or any portion of the Project, and all modifications, extensions or renewals.

(w)                               “Lender”:  means the entity identified as “Lender” in the first paragraph of this Agreement and its successors and assigns.

(x)                                   “Loan Documents”:  shall mean the Note, this Loan Agreement, the Pledge Agreement, the Environmental Indemnity, the Subordination of Management Agreement, the Contribution Agreement, the Post-Closing Agreement and all other documents executed by Borrowers to evidence, secure or set out the terms of the Loan, each as the same may hereafter be amended, modified and restated from time to time.

(y)                                 “Management Agreement”:  shall mean that certain Management Agreement dated October 13, 2006, entered into by and between Mortgagor and Manager, pursuant to which Manager has agreed to manage the operations of the Project, as the same may be amended from time to time, or any other management agreement approved by Lender pursuant to Section 13(i) hereof.

(z)                                   “Manager”:  shall mean JPI Management Services, L.P.or any other property management company approved by Lender pursuant to Section 13(i) hereof.

(aa)                            “Maturity Date” shall have the meaning given in the Note.

(bb)                          “Note”:  shall mean that certain Mezzanine Promissory Note, dated of even date herewith, in the Loan Amount, made payable by Borrowers to the order of Lender, evidencing all amounts outstanding under the Loan from time to time, as the same may be amended from time to time.

(cc)                            “Plans and Specifications”:  shall mean those plans and specifications attached hereto as Exhibit C as modified from time to time in accordance with the terms herein.

(dd)                          “Permitted Exceptions”:  shall mean the title exceptions included in the Policy required to be delivered to Lender pursuant to Section 7(a) hereof, as the same may be endorsed from time to time with the consent of the Lender.

(ee)                            “Person”:  shall mean any individual, corporation, partnership, limited liability company, joint venture, estate, trust, or unincorporated association, any other entity, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of the foregoing.

(ff)                                “Pledge Agreement”:  shall mean that certain Mezzanine Pledge and Security Agreement, dated of even date herewith, from the Borrowers to Lender, as the same may be amended, modified and restated from time to time, pursuant to which the Borrowers have pledged all of the Equity Interests in the Mortgagor.

(gg)                          “Principals”:  shall mean the holders of all of the Equity Interests in BREOF GP, BREOF, Phoenix and Phoenix GP and any person or entity who becomes the owner of any Equity Interest in Borrowers after the date of this Agreement and is identified as such in an amendment or supplement to this Agreement.

(hh)                          “Sale”:  shall mean any sale, assignment, transfer, conveyance or other disposition, whether voluntary or involuntary, and whether or not consented to by Lender of (i) all or any portion of, or interest in, the Property or the Project, (ii) all or any portion of the Equity Interests in Mortgagor, (iii) a full or partial release of the lien of the Security Instrument in connection with a transfer of the Property or a defeasance of the Senior Note, or (iv) all or any portion of the Principals’ Equity Interests in Borrowers (other than Borrowers’ Permitted Transfers).  Notwithstanding the foregoing, in the event that Lender has materially breached the Contribution Agreement such that the transactions contemplated therein are not timely closed, and if Borrowers are not then in default under the Contribution Agreement, then “Sale” shall specifically exclude entering any agreement to sell or otherwise transfer the Property, the Project or any part of or interest in either of them provided that any closing date under such agreement would occur after repayment of the Loan.

(ii)                                  “Senior Loan Agreement”:  shall mean that certain Construction Loan Agreement dated October 14, 2005 between Senior Lender and Mortgagor as amended pursuant to the terms of that certain Increase and Modification Agreement dated as of October 19, 2006, between Senior Lender and Mortgagor.

(jj)                                  “Senior Loan Documents”:  shall mean the Senior Note, the Security Instrument, the Senior Loan Agreement and all other documents and instruments evidencing, securing or pertaining to the Senior Loan, as they each may be amended, modified or restated with the consent of Senior Lender.

(kk)                            “Senior Note”:  shall mean the Promissory Note described in the Recitals to this Agreement, and all schedules, riders, allonges and addenda, as such Promissory Note may be amended from time to time with the consent of Senior Lender.

(ll)                                  “Title Insurer”:  shall mean Republic Title of Texas, Inc., 2626 Howell St., 10th Floor, Dallas, Texas 75204, Attn: Ms. Jeanne Ragland.

(mm)                      “Third Party Agreement”:  shall mean any agreement other than Leases and the Permitted Exceptions that will be binding on the Project, Mortgagor or Borrowers after the closing of the Loan.

3.                                       THE LOAN; DISBURSEMENT OF LOAN.

(a)                                  Loan.  On the basis of the covenants, agreements and representations of Borrowers contained herein and subject to the terms and conditions hereinafter set forth, Lender shall lend to Borrowers and Borrowers shall borrow from Lender a sum not to exceed the Loan Amount, the proceeds of which are to be disbursed by Lender in accordance with the provisions of Section 3(b) hereof.

(b)                                 Loan Disbursements.  Upon satisfaction of all the conditions set forth in Section 6 hereof, Borrowers hereby direct and authorize Lender to disburse the principal balance of the Loan to Borrowers to be used to pay for or reimburse Borrowers for payment of costs as described in the Budget.  The Loan is not revolving.  In no event shall the aggregate amount disbursed hereunder exceed the original principal amount of the Loan.

4.                                             INTEREST PAYMENTS; NO USURY, LOAN COMMITMENT FEE; PREPAYMENT; MATURITY; REPAYMENT.

(a)                                  Interest.  Interest on the principal balance of the Loan shall be payable in the amounts and at the times set forth in the Note.  Borrowers agree to pay, on the Maturity Date, the unpaid principal balance of the Loan, unless otherwise accelerated or prepaid pursuant to the terms of the Note, together with all accrued but unpaid interest thereon.

(b)                                 No Usury.  The provisions of this Agreement, the Note, the Contribution Agreement and of all other agreements between Borrowers and Lender, whether now existing or hereafter arising and whether written or oral, including, but not limited to, the Loan Documents, are hereby expressly limited so that, after taking into account all amounts deemed interest or as reducing the true principal balance of the Loan, in no contingency or event whatsoever, whether by reason of demand or acceleration of the maturity of this Note or otherwise, shall the amount contracted for, charged, taken, reserved, paid, or agreed to be paid to Lender for the use, forbearance, retention or detention of the money loaned under this Note and related indebtedness exceed the maximum amount permissible under applicable law.  If, from any circumstance whatsoever, performance or fulfillment of any provision hereof or of any agreement between Borrowers and Lender shall, at the time performance or fulfillment of such provision shall be due, exceed the limit for interest prescribed by law or otherwise transcend the limit of validity prescribed by applicable law, then ipso facto the obligation to be performed or fulfilled shall be reduced to such limit; and if, from any circumstance whatsoever, Lender shall ever receive anything of value deemed interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive interest shall be applied to the reduction of the principal balance owing under this Note in the inverse order of its maturity (whether or not then due) or at the option of Lender be paid over to Borrowers, and not to the payment of interest.  All interest (including any amounts or payments judicially or otherwise under the law deemed to be interest) contracted for, charged, taken, reserved, paid or agreed to be paid to Lender shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term and amount of the Note, including any extensions or renewals thereof, until payment in full of the Indebtedness, so that the interest thereof for such full period will not exceed at any time the maximum amount permitted by applicable law.  This paragraph 4(b) will control all agreements (including the Contribution Agreement) between Borrowers and Lender.  The loan is not for family, household or personal purposes, but is a commercial purpose loan.

(c)                                  Prepayment.  All amounts due and owing under the Note from time to time may only be prepaid in accordance with the terms of the Note.

(d)                                 Maturity Date.  The outstanding principal balance of the Note and all accrued and unpaid interest thereon shall become due and payable on the Maturity Date unless the same is otherwise accelerated or prepaid in accordance with the provisions hereof or the other Loan Documents.  Subject to the provisions of Section 13(d) hereof, in the event that the Senior Note is paid in full at any time prior to the Maturity Date of the Loan, the Indebtedness shall then be immediately due and payable regardless of the then stated maturity date of the Loan.

5.                                       SECURITY FOR LOAN.

(a)                                  Pledge Agreement.  The Loan shall be secured by, among other things, the Pledge Agreement.

(b)                                 Other Loan Documents.  The Loan shall be further secured and supported by the Environmental Indemnity and the other Loan Documents.

6.                                       CONDITIONS PRECEDENT TO CLOSING OF THE LOAN.  Prior to the funding of the Loan (unless otherwise provided), all of the following conditions shall have been satisfied and/or Borrowers or Mortgagor, as applicable, shall have furnished to Lender the following, all in form and substance satisfactory to Lender in its sole and absolute discretion:

(a)                                  Loan Documents.  Borrowers or Mortgagor, as applicable, shall have provided to Lender duly executed and, where appropriate, notarized originals of the Loan Documents, each satisfactory to Lender in its sole and absolute discretion, including the following:

(i)                                     this Agreement;

(ii)                                  the Note;

(iii)                               the Pledge Agreement;

(iv)                              the Environmental Indemnity;

(v)                                 the Subordination of Management Agreement;

(vi)                              UCC Financing Statements, both state and local, as appropriate, with respect to items which are, or may be, personal property or other collateral including the Collateral as described in the Pledge Agreement;

(vii)                           Certification of Organizational Documents;

(viii)                        the Contribution Agreement;

(ix)                                the Post-Closing Agreement; and

(x)                                   such other agreements by Borrowers or Mortgagor as may be required by other provisions of this Agreement or as Lender may reasonably require in order to evidence or secure the Loan.

(b)                                 Third Party Agreements.

(i)                                     Copies.  Borrowers shall have provided to Lender executed copies, certified by the appropriate Borrower(s) and Mortgagor as being true, correct and complete, of the Senior Loan Documents, the Management Agreement and the other Third Party Agreements then in effect, if any.

(ii)                                  Senior Lender Certificate.  If requested by Lender, a certification signed by Senior Lender confirming that the copies of the Senior Loan Documents delivered by Borrowers and Mortgagor to Lender are true, correct and complete copies of the Senior Loan Documents and that there are no other documents evidencing, securing or otherwise affecting the Senior Loan.

(iii)                               Intercreditor Agreement.  Senior Lender shall have provided to Lender an executed copy of that certain Intercreditor Agreement by and between Senior Lender and Lender dated of even date herewith, which shall be satisfactory to Lender in form and substance.

(iv)                              Manager’s Subordination Agreement.  The Borrowers shall cause the Manager to enter into an agreement with the Lender whereby the Manager:

1)              consents to the termination of the Management Agreement without fee or penalty upon the occurrence of an Event of Default or foreclosure against the Collateral and,

2)              consents to the removal and replacement of Manager upon the occurrence of an Event of Default or foreclosure against the Collateral.

(c)                                  Certification  Borrowers hereby certify that as of the effective date of this Agreement (which is the date that the commitment of Lender to make the Loan to Borrowers becomes binding on Lender), the fair market value of the portion of the Project that is capitalized by Mortgagor as real property for federal income tax purposes consistent with past practices of the affiliates of Mortgagor exceeds the sum of all amounts actually advanced and outstanding under the Senior Loan plus the stated principal amount of this Loan and, upon completion of construction of the Project, the fair market value of the portion of the Project that is capitalized by Mortgagor as real property for federal income tax purposes consistent with past practices of the affiliates of Mortgagor will exceed the sum of the stated principal amount of the Senior Loan plus the stated principal amount of this Loan.

(d)                                 Financial Statements.  Borrowers shall have provided to Lender with respect to each Borrower, the Project and the Mortgagor, financial statements and other financial information, certified by the Borrowers and Mortgagor as being true, correct and complete in all material respects, and in the form and containing the detail and supporting information as required by Lender for the underwriting for the Loan.

(e)                                  Insurance Policies.  The Borrowers shall have provided to Lender the original insurance policies, certified copies thereof or certificates thereof, together with evidence of premium payments, for the insurance as more fully provided in Section 8 hereof, which should include Builder’s Risk, Hazard and Public Liability and Worker’s Compensation Insurance in the event such insurance is not required by Senior Lender.

(f)                                    Contracts.  Borrowers shall have provided to Lender copies of any contracts regarding the Project entered into by Mortgagor with any contractors or engineers and, if requested by Lender, copies of contracts with any subcontractors for the construction or installation of the improvements made in connection with the Project.

(g)                                 Plans.  Borrowers shall have provided to Lender copies of all available plans prepared by any engineers or architects in connection with the Project.

(h)                                 Budget and Cost Review.  Lender shall have received a report of its or Senior Lender’s inspecting engineer with respect to Mortgagor’s construction budget and the available plans for the Project, which shall be satisfactory to Lender.

(i)                                     Leases.  Borrowers shall have provided to Lender (i) the form lease for residential units within the Project and (ii) copies of any non-residential Leases affecting the Project.

(j)                                     Title Insurance Policy.  Lender shall have received, reviewed and approved the title insurance policy with respect to the Property and copies of all exceptions to such title insurance that have been delivered to Senior Lender in connection with its review and approval of the Senior Loan.

(k)                                  UCC Policy.  Lender shall have received a commitment to issue the UCC Policy referred to in Section 7(b) hereof subject only to conditions reasonably satisfactory to Lender.

(l)                                     ALTA Survey.  Lender shall have received the most recent ALTA survey of the Property (the “Survey”) completed in accordance with Senior Lender’s requirements, satisfactory to Lender and to the Title Insurer and certified to Senior Lender, Lender (and its successors and assigns) and the Title Insurer.

(m)                               Zoning; Conditional Use Permits and Government Approvals.  Lender shall have received any conditional use permit(s) affecting the Property and such evidence as Lender may require (including the written certification of Borrowers’ engineer or any other person satisfactory to Lender) that the zoning of the Property is satisfactory and compatible with the development of the Project according to the plans and that the Project will be developed in accordance with all applicable governmental requirements and upon completion will satisfy all applicable governmental requirements.  Any such certifications shall also be certified to Lender and its successors and assigns.

(n)                                 Flood Plain Certification.  To the extent not provided on the Survey, Lender shall have received evidence that the Property is not located within any flood plain or, if the Property is located within a flood plain, Borrowers have obtained and is maintaining in full force and effect a policy or policies of flood insurance pursuant to Section 8 hereof.  Any such certifications shall also be certified to Lender and its successors and assigns.

(o)                                 Appraisal.  Lender shall have received an appraisal of the Property prepared by a licensed appraiser acceptable to Lender, in form and substance required by Senior

Lender, but also addressed to Lender and its successors and assigns, in the amount of Forty-Four Million Five Hundred Thousand Dollars ($44,500,000.00).

(p)                                 Engineering Report.  Lender shall have received an engineering report covering the construction, structural integrity and functional utility of the Property as well as its compliance with the Americans With Disabilities Act and all other applicable laws, in form and substance as required by Lender and certified to Lender, its successors and assigns.

(q)                                 Environmental Report.  Lender shall have received an environmental report covering the Property, prepared by a professional acceptable to Lender, in form and substance as required by Senior Lender, and also certified to Lender and its successors and assigns.

(r)                                    Certification of Organizational Documents.  Lender shall have received a written certification attaching the required documents with respect to both Mortgagor and Borrowers, confirming (i) that true, complete and correct copies of the organizational documents have been attached to the certification, (ii) that no modifications of such documents exist which have not been provided to Lender, and (iii) that the provisions of Section 22 hereof have been incorporated into the organizational documents.

(s)                                  Legal Opinion.  Lender shall have received a written legal opinion or legal opinions from Borrowers’ counsel (which counsel must be acceptable to Lender) in form acceptable to Lender and its counsel, opining as to such matters as Lender may reasonably require, including an opinion regarding:  (1) due organization and valid existence, (2) authority; (3) enforceability of the Loan Documents, (4) perfection of the security interests described herein and other such matters as Lender may reasonably require and (5) no usury.

(t)                                    UCC Searches.  Lender shall have received full Uniform Commercial Code searches, performed by a search company and in jurisdictions satisfactory to Lender, with respect to the Borrowers and the Mortgagor and disclosing no matters objectionable to Lender.

(u)                                 Access and Utility Easements.  Borrowers shall have established such easements as may be necessary to adequately assure access and the availability of utilities to the Project.

(v)                                 Utilities.  Lender shall have received evidence that all sewer, water, electrical, telephone and any other utility services necessary to obtain a certificate of occupancy for the Project are (or upon Completion, will be) available at the Property in adequate supply for the use and operation of the Project and each provider of utility services has (or upon Completion, will have) a binding obligation to deliver the necessary services to the completed residences.  This evidence may include letters from the applicable utility providers.

(w)                               Environmental Disclosure.  In accordance with all applicable laws, including the laws of the jurisdiction of the Property, Borrowers shall provide a true, correct and complete copy of any disclosure document or other instrument required by any such law relating to environmental matters.

(x)                                   No Default.  The representations and warranties of Borrowers contained in this Agreement shall be true, correct and complete in all material respects, and no Event of Default, as defined below, or circumstance or event which upon the lapse of time, the giving of notice or both, could become an Event of Default shall have occurred; and

(y)                                 Additional Matters.  Borrowers shall have delivered to Lender such other or additional documents, instruments, information or items as the Lender may request prior to the initial disbursement of the Loan.

7.                                       TITLE INSURANCE.  Concurrently with the closing of the Loan:

(a)                                  Owner’s Policy of Title Insurance.  Borrowers shall deliver or cause to be delivered to Lender a duplicate original of Mortgagor’s Owner’s Policy of Title Insurance (the “Policy”) issued by the Title Insurer, meeting the following requirements:

(i)            with coverage amount not less than the purchase price of the Property;

(ii)           dated as of a date not earlier than the closing date of the Senior Loan;

(iii)          the Policy shall not be subject to any exceptions other than the Senior Loan Documents and the Permitted Exceptions;

(iv)          the legal description insured under the Policy shall include any easements benefiting the Property; and

(v)           if available under local regulations, the Policy shall also contain a mezzanine financing endorsement, acknowledging that the coverage afforded by the Policy runs to the Lender.

(b)                                 UCC Policy.  Borrowers shall deliver or cause to be delivered to Lender an Eagle 9 UCC Insurance Policy issued by First American Title Insurance Company (or a similar policy), which policy shall (i) insure Lender’s first priority security interest in all of the Equity Interests covered by the Pledge Agreement, (ii) be dated not earlier than the date of the disbursement of the Loan, (iii) be subject only to matters which would customarily appear on such a policy, and (iv) be in form and substance reasonably satisfactory to Lender (such policy, the “UCC Policy”).

8.                                       INSURANCE.

(a)                                  Insurance Requirements.  Borrowers, at their sole cost (or at Mortgagor’s sole cost), for the mutual benefit of Borrowers, Mortgagor and Lender, shall cause Mortgagor or Manager to obtain and maintain policies of insurance with respect to the Project as required by the Senior Loan Documents, as those requirements may from time to time be amended; provided that Lender shall be named as an additional insured under such liability coverage.  Borrowers agree that they will cause Mortgagor or its contractors, provided that in either case Lender shall be named as an additional insured, to maintain coverage under its products/completed liability insurance for a period of no less than two (2) years after Completion.  If commercial general liability insurance as required in the Senior Loan Documents is unavailable for residential construction in the state where the Project is located, Owner shall or shall cause Manager or the contractor to purchase wrap-up construction insurance covering Mortgagor, contractor and all subcontractors for general liability and products/completed operations for a period of no less than two (2) years with limits no less than Five Million Dollars ($5,000,000.00), naming Lender as additional insured.

(b)                                 Insurance Premiums; Evidence of Renewal.  All premiums on insurance policies required under this Section 8 shall be paid in the manner required by the Senior Loan Documents, provided, however, that if Senior Lender waives the requirement for impound of insurance premiums, Borrowers agree to provide evidence of payment of all insurance premiums. Borrowers shall use their best commercially reasonable efforts to deliver originals of all policies and renewals (or certificates evidencing the same), marked “paid” (or other evidence satisfactory to Lender of the continuing coverage) to Lender at least ten (10) days before the expiration of existing policies.  If Lender has not received satisfactory evidence of such renewal or substitute insurance in the time frame herein specified, Lender shall have the right, but not the obligation, to purchase such insurance for Lender’s interest only.

(c)                                  Policy Requirements.  All Policies provided for or contemplated by Section 8.1(b) shall name Mortgagor as the insured and Borrowers as the insured or additional insured and Lender as the additional insured, in each case as their interests may appear.  All insurance policies and renewals of insurance policies required by this Section 8 shall (i) be in such amounts and for such periods as Senior Loan Documents may from time to time require, (ii) be issued by insurance companies reasonably satisfactory to Lender, (iii) provide thirty (30) days’ advance written notice to Lender before any cancellation, adverse material modification or notice of non-renewal and (iv) to the extent limits are not otherwise specified herein, contain deductibles which are in amounts acceptable to Lender.  All certificates of insurance and “blanket” insurance policies shall reference the specific project being covered by name and address.

(d)                                 Notice of Casualty.  Borrowers shall give to Lender immediate notice of any loss occurring on or with respect to the Project.

(e)                                  Settlement of Claim.  In case of loss covered by any of such policies, Lender is authorized to adjust, collect and compromise, in its reasonable discretion, all claims thereunder, subject to the rights of the Senior Lender.  In the event of any such adjustment, collection and compromise by Lender, Borrowers covenant to sign upon demand, or Lender may sign or endorse on Borrowers’ behalf, all necessary proofs of loss, receipts, releases and other papers required by the insurance companies to be signed by Borrowers.  Borrowers hereby irrevocably appoint Lender as their attorney-in-fact for the purposes set forth in the preceding sentence, subject to the rights of the Senior Lender.  Subject to the rights of the Senior Lender, Lender may deduct from such insurance proceeds any reasonable expenses incurred by Lender in the collection and settlement thereof, including attorneys’ and adjustors’ fees and charges.  Nothing contained in this Agreement shall create any responsibility or obligation of the Lender to collect any amounts owing on any insurance policy, to rebuild or replace the damaged or destroyed portions of the Project or to perform any other related act.  The Lender shall not, by the fact of approving, disapproving, accepting, preventing, obtaining or failing to obtain any insurance, incur any liability for or with respect to the amount of insurance carried, the form or legal sufficiency of insurance contracts, solvency of insurance companies, or payment or defense of lawsuits, and the Borrowers hereby expressly assume full responsibility therefor and all liability, if any, with respect thereto.

(f)                                    Application of Insurance Proceeds.  Any insurance proceeds received by Mortgagor or Borrowers under any of such policies shall, subject to the rights of the Senior Lender, be applied, at the option of the Lender, toward pre-payment or reimbursement of the Loan and any other amounts evidenced or secured by the Loan Documents, or to the rebuilding or repairing of the Project so damaged or destroyed, as the Lender in its sole and unreviewable discretion may elect; provided, however, that Lender will allow casualty awards to be used for the restoration of the Project if the conditions for Borrower’s use of insurance contained in the Senior Loan Documents are satisfied (substituting Lender for Senior Lender thereunder in making decisions).

9.                                       EMINENT DOMAIN.

(a)                                  Notice of Condemnation.  Borrowers shall give to Lender immediate notice of any taking by condemnation of any portion of the Project or the institution of any proceedings the effect of which is to achieve a taking of any portion of the Project by condemnation.

(b)                                 Settlement of Claim.  In case the Project, or any part or interest in any thereof, is taken by condemnation, then subject to the rights of the Senior Lender, the Lender is hereby empowered to collect and receive all compensation and awards of any kind whatsoever (referred to collectively herein as “Condemnation Awards”) which may be paid for any property taken or for damages to any property not taken (all of which the Borrowers hereby assign to the Lender, subject to the rights of the Senior Lender in the same).  Borrowers covenant to sign upon demand, or Lender may sign or endorse on Borrowers’ behalf, all necessary proofs of loss, receipts, releases and other papers required by the condemning authority to be signed by Borrowers for such purpose.  Borrowers hereby irrevocably appoint Lender as their attorney-in-fact for the purposes set forth in this Section 9.  Lender may deduct from any Condemnation Awards, any reasonable expenses incurred by Lender in the collection and settlement thereof, including attorneys’ and adjusters’ fees and charges.

(c)                                  Application of Condemnation Awards.  All Condemnation Awards so received shall, subject to the rights of the Senior Lender, be forthwith applied by the Lender, as it may elect in its sole and unreviewable discretion, to the payment or reimbursement of the Loan or the other amounts evidenced or secured by the Loan Documents, or to the repair and restoration of any property not so taken or damaged; provided, however, that Lender will allow condemnation awards to be used for the restoration of the Project if the conditions for Borrower’s use of insurance contained in the Senior Loan Documents are satisfied (substituting Lender for Senior Lender thereunder in making decisions).

(d)                                 Lender Not Required to Act.  Nothing contained in this Agreement shall create a responsibility or obligation of Lender to collect any amounts owing on account of any such condemnation or proceedings relating to the Project, to rebuild or replace any damaged or destroyed property or to perform any other related act.

10.                                 RIGHTS OF ACCESS AND INSPECTION.  Borrowers shall cause Mortgagor to permit agents, representatives and employees of Lender to inspect the Project and the installation of the Project or any part thereof during reasonable business hours upon reasonable advance notice.  Without limiting the foregoing, Lender shall also be permitted access to the Project in order to examine, copy and audit Mortgagor’s books and records (including as part of any audit performed pursuant to Section 12(e) hereof) and any plans, drawings contracts, books or records relating to the Project.  Borrowers shall cause any contractors or subcontractors to cooperate with Lender or its agents in connection with any inspection.  Lender is under no duty to visit or observe the Project or to examine any books or records.  Any site visit, observation or examination by Lender shall be solely for the purpose of protecting Lender’s security and preserving Lender’s rights under the Loan Documents.  Neither Borrowers, Mortgagor nor any other party is entitled to rely on any site visit, observation or testing by Lender or its agents or representatives.  Lender owes no duty of care to protect Borrowers, Mortgagor or any other party against, or to inform Borrowers or any other party of, any adverse condition affecting the Project, including any defects in the design or construction of any improvements on the Property or the presence of any Hazardous Materials on the Property (but excluding any damage or harm caused by Lender or its agents).  So long as no Event of Default has occurred and is continuing, Lender shall give Borrowers and Mortgagor reasonable prior notice of its intent to enter the Project.

11.                                 EXPENSES.  Borrowers shall pay, as and when due, all reasonable fees, costs and expenses incurred in the procuring and making of the Loan by Lender, including without limitation, Title Insurer’s fees and premiums, charges for examination of title to the Property, expenses of surveys, transfer taxes and recording expenses, appraisal and appraisal review fees, fees of an inspector and fees and expenses of any attorneys, accountants, engineers, architects, surveyors, contractors, inspectors or other consultants, professionals or independent contractors employed, retained or utilized by Lender in connection with the Loan.  Borrowers shall cause Mortgagor to pay when due any and all insurance premiums, taxes, assessments, water, sewer and other utility charges, impact fees, liens and encumbrances on the Project and any other amounts payable for the cost of improvements to the Property, provided that Borrowers and/or Mortgagor may in good faith contest any such liens, claims or amounts so long as it provides, for any filed lien, a bond in accordance with statutory requirements or other security reasonably satisfactory to Lender.  Borrowers shall pay upon demand or reimburse Lender for any and all fees, costs and expenses incurred by Lender in collecting the Indebtedness after an Event of Default including reasonable attorneys’ fees.  All such amounts shall be paid to Lender or at Lender’s direction to such other person to whom payments are due or Lender may, at its option, pay such amounts and all sums paid shall be deemed a portion of the Indebtedness and shall bear interest at the Default Interest Rate.

12.                                 FINANCIAL REPORTS, PROPERTY REPORTS AND BUDGET.  The parent company of Lender is a real estate fund that issues securities, maintains U.S. GAAP audited financial statements and/or is publicly registered with the United States Securities and Exchange Commission (“SEC”).  As a result, such parent company is subject to GAAP financial statement requirements and other reporting requirements. These requirements include but are not limited to quarterly and annual financial reporting (including the reports for public companies on

Form 10-Q and Form 10-K and reporting under Rules 3-05, 3-09 or 3-14 of Regulation S-X).  In addition, certain accounting requirements may dictate that Lender report Borrowers, Mortgagor and/or the Project as a subsidiary of Lender.  Therefore, Borrowers agree to provide Lender with all such information requested by Lender that Borrowers or their Affiliates have in their possession, and Borrowers will obtain such information not in its possession, as Lender reasonably requires in order to consolidate, audit and/or review financial statements of the Project, Mortgagor and Borrowers for the applicable reporting periods.  As of the execution hereof, Lender’s fiscal year for purposes of such reporting ends on December 31st, and Lender shall give reasonable notice to Borrowers of any change in such fiscal year or any other such reporting requirements.

(a)                                  Borrowers agree that all accounting for the Project will be conducted by the Borrowers and/or the Mortgagor in accordance with GAAP.  Borrowers agree to provide Lender with copies of all Accounting Records (other than leases, which Borrowers and/or the Mortgagor may make available at the Project rather than copying) on a monthly basis.

(b)                                 Borrowers agree to provide copies of all Accounting Records by the 15th of the month for the preceding month.

(c)                                  Upon reasonable advance notice, Borrowers agree to allow Lender and Lender’s external accountants access to original Accounting Records if needed in the process of their quarterly reviews and various audit processes.

(d)                                 Upon reasonable advance notice, Borrowers agree to cooperate with any inquiries or interviews by Lender or its external independent accountants as may be necessary in relation to Lender’s or its Affiliates’ compliance with the Sarbanes-Oxley Act of 2002.

(e)                                  Borrowers agree to provide a budget for the project at the closing of this Agreement and to provide updates to the budget as part of the Accounting Records provided by the 15th of the month for the preceding month.

(f)                                    In addition, Borrowers shall furnish to Lender:

(i)            within 30 days after the end of each fiscal year of Mortgagor, and at any other time upon Lender’s request, a statement that identifies all owners of any interest in Mortgagor and the interest held by each, if Mortgagor is a corporation, all officers and directors of Mortgagor, and if Mortgagor is a limited liability company, all members and managers (whether members or not);

(ii)                                  within 15 days after the end of each month, a monthly property management report for the Project, showing the number of inquiries made and rental applications received from tenants or prospective tenants, deposits received from tenants and any other information reasonably requested by Lender;

(iii)          within 15 days following the end of each month, a monthly statement of income and expense for the Project; and

(iv)                              beginning sixty (60) days prior to the first occupancy of the Property and for each succeeding calendar year, not later than ninety (90) days prior to the commencement of such calendar year, an annual budget which sets forth, in sufficient detail, Borrowers’ projection of gross receipts and expenses for such period (the “Annual Budget”).  Each Annual Budget shall be for a calendar year except that the Annual Budgets for the year of first occupancy of the Property shall only cover the remainder of the then-current year.

(g)                                 If Borrowers fail to provide in a timely manner the Accounting Records, statements, schedules and reports required by this Section 12, Lender shall have the right to have Mortgagor’s and Borrowers’ books and records audited or to perform any other procedure reasonably requested by Lender, at Borrowers’ expense, by independent certified public accountants selected by Lender in order to obtain such statements, schedules and reports, and all related costs and expenses of Lender shall become immediately due and payable and shall become an additional part of the Indebtedness as provided in Section 20.

(h)                                 If Lender acquires the Project or acquires the Collateral through foreclosure, Borrowers shall deliver, or cause to be delivered, to Lender upon written demand all books and records relating to the Project or its operation. Otherwise, during the term of the Loan, to the extent that copies of such books and records have not been provided pursuant to the provisions of this Section 12 set forth above, Borrowers will provide Lender with all cost records necessary for Lender to perform its accounting procedures including, but not limited to, balance sheets, income statements, trial balance activity reports, general ledger detail reports, cash receipts journal, check register or cash disbursements journal and copies of checks and vendor invoices for all invoices paid.  Borrowers agree to make available to Lender for examination and copying any other books and records upon Lender’s written demand.

(i)                                     Borrowers authorize Lender to obtain a credit report on each Borrower and Mortgagor at any time.

13.                                 GENERAL COVENANTS OF BORROWERS.  Until the full and final payment of the Loan, unless Lender waives compliance in writing, Borrowers hereby covenant and agree as follows:

(a)                                  Commencement and Completion of Project.  Borrowers shall cause Mortgagor to construct and install the improvements in connection with the Project with diligence so that the construction and Completion of the Project (other than payment of claims that are being contested in accordance with the Loan Documents) shall have occurred by December 31, 2007.

(b)                                 Lender Approval.  No changes to the Budget attached hereto or the completion date set forth above shall be permitted without Lender’s written consent, with the exception of (i) completion date extensions due to force majeure and (ii) reallocation of amounts among the line items of the budgets; provided that Borrowers shall provide Lender with notice of any changes in connection with (i) and (ii) above.  Lender has approved the plans and specifications for the improvements to be constructed on the Property described in Exhibit C attached hereto, and no substantial changes to such approved plans and specifications shall be permitted without Lender’s written consent.  Lender shall have five (5) Business Days to provide any approval required under this Section 13(b) but if Lender does not provide written notice that it does not approve within the five (5) Business Days, then the action shall be deemed approved.

(c)                                  Operation and Maintenance of Project.  In addition to the terms, conditions and provisions set forth in the other Loan Documents:

(i)                                     Payment of Lawful Claims.  Borrowers shall pay or discharge all lawful claims, including taxes, assessments and governmental charges or levies imposed upon Borrowers or its income or profits or upon any property belonging to Borrowers prior to the date upon which penalties attach thereto; provided that Borrowers may in good faith contest any such taxes, assessments, charges or levies so long as it provides, for any filed lien, a bond in accordance with statutory requirements or other security reasonably satisfactory to Lender.  Without limiting the generality of the foregoing, Borrowers shall pay (a) all taxes and recording expenses, including stamp taxes, if any, relating to all documents and instruments securing the Loan, (b) the fees and commissions (if any) lawfully due to brokers engaged by Borrowers or their Affiliates in connection with this transaction (and Borrowers shall hold Lender harmless from all such claims, whether or not lawfully due), and (c) the fees and expenses of Lender’s counsel relating to Lender’s consultation with such counsel in connection with the negotiation, documentation and closing of the Loan and any subsequent modifications of the Loan.

(ii)                                  No Amendments.  Borrowers shall not, nor shall it permit Mortgagor to, without Lender’s prior written consent, enter into any amendments or modifications of (a) if Borrowers or Mortgagor is a corporation, the Borrowers’ and Mortgagor’s by-laws and articles of incorporation, (b) if Borrowers or Mortgagor is a limited liability company, such entity’s operating agreement or articles of organization, (c) if Borrowers or Mortgagor is a limited partnership, such entity’s partnership agreement or partnership certificate, (d) the Third Party Agreements, or (e) the Senior Loan Documents.  Nothing herein shall require lender’s consent for any amendments in connection with Borrowers’ Permitted Transfers but Borrowers shall provide prior written notice to Lender of same.

(iii)                               Hazardous Substances.  So long as Mortgagor owns the Project, Borrowers shall cause Mortgagor to (a) keep the Project free from Hazardous Substances, except those in de minimis amounts ancillary to the Project activities that are used in compliance with all environmental laws, (b) promptly notify Lender if Borrowers or

Mortgagor becomes aware that any Hazardous Substance is on or near the Project except those in de minimis amounts ancillary to the Project activities that are used in compliance with all environmental laws or if the Project otherwise is in violation of any environmental laws, and (c) remove such Hazardous Substances and/or cure such violations as required by law.

(iv)                              Maintenance and Repair of Project.  After completion of the Project, Borrowers shall cause Mortgagor to (a) maintain the Project, including the parking and landscaping portions thereof, in good condition and repair, (b) promptly make all necessary structural and non-structural repairs to the Project, (c) not demolish, alter, remove or add to any improvements on the Property, excepting (i) the repair and restoration of improvements following damage thereto as required or permitted by this Agreement, and (ii) as otherwise required by any applicable law, rule or regulations, and (d) not erect any new buildings, structures or building additions on the Project other than in substantial accordance with the plans for the Project, without the prior written consent of Lender.  Borrowers shall pay when due all claims for labor performed and materials furnished therefor in connection with any improvements or construction activities on the Property (subject to right to contest set out in Section 13(c)(i) above).

(d)                                 Restricted Sale and Encumbrance of Project and of Borrowers Interests; Other Indebtedness.  Neither Borrowers nor the Principals shall engage in any Sale or Encumbrance without the prior written consent of Lender (which may be withheld by Lender in Lender’s sole and absolute discretion).  Borrowers will not issue any additional Equity Interests in Borrowers.  In addition, Borrowers shall not permit Mortgagor to issue any additional Equity Interests in Mortgagor.  In addition, Borrowers shall not, nor shall it permit Mortgagor to, incur any indebtedness, whether secured or unsecured, other than (i) the Senior Loan and this Loan and (ii) trade and operational indebtedness incurred in the ordinary course of business.  Notwithstanding the foregoing, Lender’s consent shall not be required for any Borrowers’ Permitted Transfers or for:

(i)                                     the grant of a leasehold interest in a portion of an individual dwelling unit for a term of two years or less not containing an option to purchase and otherwise in compliance with Section 13(f) hereof;

(ii)                                  a Sale of obsolete, worn out or damaged property or fixtures that is contemporaneously replaced by items of equal or better function and quality, which are free of liens, encumbrances and security interests other than Permitted Exceptions, those created by the Loan Documents or the Senior Loan Documents or those otherwise consented to by Lender;

(iii)                               the Sale (including through consumption) of personal property in the ordinary course of business that is contemporaneously replaced by items of equal or better function and quality;

(iv)                              the grant of an easement if, before the grant, Lender determines that the easement will not materially affect the operation or value of the Project and Borrowers pays to Lender, upon demand, all costs and expenses incurred by Lender in connection with reviewing Borrowers’ request; and

(v)                                 the creation of (1) a lien for taxes, assessments or other governmental charges or levies that are not then due or that are being contested in good faith and in accordance with applicable statutory procedures or (2) a mechanic’s lien against the Project which is bonded off, released of record or otherwise remedied to Lender’s reasonable satisfaction within 30 days of the date of creation.

(e)                                  General Indemnity.  Borrowers shall, at Borrowers’ expense, protect, defend, indemnify, save and hold Lender and each of its members and its respective members, stockholders, directors, officers, employees and agents (collectively the “Indemnified Parties”) harmless against any and all claims, demands, losses, expenses (including court costs and reasonable attorney’s fees and expenses), damages and causes of action (whether legal or equitable in nature) asserted by any person or entity arising out of, caused by or relating to the Project and the Lender’s exercise of its rights under the Loan Documents upon an Event of Default.  Borrowers shall pay to Lender upon demand all claims, judgments, damages, losses and expenses (including court costs and reasonable attorneys’ fees and expenses) incurred by Lender as a result of any legal or other action arising out of the aforesaid matters.  Borrowers acknowledge that the Indemnified Parties may defend any matter covered by the above indemnification by counsel of the relevant Indemnified Party’s choice, and the costs of such defense (including reasonable attorney’s fees) are part of the costs covered by the indemnity.  The foregoing indemnification shall survive repayment of the Loan.  Nothing herein or elsewhere in the Loan Documents is intended or shall be construed to require Borrowers or Guarantor to indemnify any of the Indemnified Parties with regard to any loss resulting in whole or part from any Indemnified Party’s willful misconduct or gross negligence.

(f)                                    Leases.

(i)                                     Residential Lease Requirements.  Mortgagor shall have the right, and Borrowers may permit Mortgagor, to enter into residential Leases without Lender’s prior written consent, so long as: (A) all Leases for residential dwelling units are on form attached hereto as Exhibit F as approved by Lender, and shall not include options to purchase and (B) all Leases shall be for initial terms of not more than (2) two years.

(ii)                                  Commercial Lease Requirements.  Mortgagor shall not, nor shall Borrowers permit Mortgagor to, enter into any material non-residential Leases without Lender’s prior written consent in each instance.  Mortgagor shall not, nor shall Borrowers permit Mortgagor to, modify the terms of, or extend or terminate, any material Lease for non-residential use (including any Lease in existence on the date of this Agreement) without the prior written consent of Lender.  Borrowers shall, without request by Lender, deliver a copy of each executed non-residential Lease to Lender promptly after such Lease is signed.

(iii)                               Advance Rent.  Mortgagor shall not, nor shall Borrowers permit Mortgagor to, receive or accept rent under any Lease (whether residential or non-residential) for more than two months in advance.

(iv)                              Performance of Obligations.  Borrowers shall cause Mortgagor to pay, perform and discharge, as and when payment, performance and discharge are due, all obligations of Mortgagor as landlord under all Leases.

(v)                                 Security Interest.  Except for the assignment to Senior Lender, Borrowers shall not permit Mortgagor to further assign, pledge, transfer or otherwise encumber the Leases or the rents under the Leases.

(vi)                              Defense; Pursuit of Remedies.  Borrowers shall, or shall cause Mortgagor to, at its sole cost and expense, appear in and defend any action or proceeding arising from or connected with any of the Leases or any obligation or liability of Mortgagor as landlord thereunder.  Borrowers shall, or shall cause Mortgagor to, diligently pursue all remedies, including claims for damages available at law or in equity, against any tenant under a Lease who defaults in the performance of its obligations under the Lease.

(g)                                 Notices.  Borrowers shall promptly notify Lender in writing of any litigation affecting (a) Borrowers or Mortgagor and, any general partner, managing member or controlling shareholder of Borrowers (excluding a Principal, general partner, managing member or controlling shareholder which is a natural person or trust), or (b) the Project, to the extent the same may result in a material adverse change in (i) the financial condition of any of the foregoing parties, (ii) Borrowers’ ability to timely perform any of its obligations under any of the Loan Documents or Mortgagor’s ability to timely perform any of its obligations under any of the Senior Loan Documents, or (iii) the physical condition or operation of the Project.

(h)                                 Development.  The Project shall be developed at all times by Developer or a professional developer selected by Mortgagor and reasonably satisfactory to Lender under a contract approved by Lender.  If after the date of this Agreement, Borrowers or Mortgagor intends to change the development of the Project, Lender shall have the right to approve such new developer and the written contract for the development of the Project and, if the developer is an Affiliate of Borrowers, require that Borrowers and such new developer enter into a Subordination of Development Agreement on a form reasonably acceptable to Lender.

(i)                                     Management.  The Project shall be managed at all times by Manager or a professional residential rental property manager satisfactory to Lender under a contract approved by Lender.  Lender hereby accepts the Manager as the initial property manager and the Management Agreement as the initial management agreement. If after the date of this Agreement, Borrowers or Mortgagor intends to change the management of the Project, Lender shall have the right to approve such new property manager and the written contract for the management of the Project and, if the manager is an Affiliate or Borrowers, require that Borrowers and such new property manager enter into a Subordination of Management Agreement on a form reasonably acceptable to Lender.

(j)                                     Senior Loan.  The Borrowers shall, or shall cause Mortgagor to, fully and timely pay all amounts owing under the Senior Loan Documents and timely and fully perform all of the Mortgagor’s covenants and agreements contained therein.  Borrowers shall provide Lender with copies of all notices given or received by Mortgagor under or pursuant to the Senior Loan Documents, promptly upon delivery or receipt as the case may be.  Without limiting the Lender’s right to declare an Event of Default on account of a failure to comply with the terms and provisions of the Senior Loan Documents, if Borrowers or Mortgagor fail to so pay or perform such obligations, the Lender may pay or perform the same pursuant to Section 18(b) hereof.  Notwithstanding the foregoing, (i) Lender shall have no obligation whatsoever to pay any of the amounts evidenced or secured by, or to perform any of the covenants or obligations imposed by, any Senior Loan Documents, and (ii) any such payment by Lender shall not cure Mortgagor’s default hereunder or under the Senior Loan Documents but shall only protect Lender’s interest in the Project.  Borrowers shall not, nor shall they permit Mortgagor to, amend or modify any of the Senior Loan Documents without the prior written consent of Lender.

(k)                                  Principal Place of Business; Choice of Law  Borrowers shall not change their principal place of business or, if Borrowers have more than one place of business, their chief executive office, from their address set forth in the first paragraph of this Agreement.  In addition, Borrowers shall not make an election under the Uniform Commercial Code to treat, as the governing law for perfection of uncertificated securities, the law of any jurisdiction other than the jurisdiction of their formation.  Lender agrees not to unreasonably withhold its consent to any change in the Borrowers’ principal place of business or the governing law with respect to uncertificated securities so long as (1) Borrowers and any other party requested by Lender execute all documents and instruments deemed necessary by Lender to perfect the security interests granted pursuant to the Loan Documents, (2) the Borrowers pay all of the Lender’s costs and expenses of perfecting such security interests and (3) if requested by Lender, Borrowers deliver to Lender an opinion from counsel satisfactory to Lender opining as to the continued perfection of such security interest.

(l)                                     Compliance with Governmental Prohibitions.  No portion of the Loan proceeds will be used, disbursed or distributed by Borrowers for any purpose, or to any person, in violation of any Law (as defined in Section 16(h)) including, without limitation, any of the

Terrorism Laws (as defined in Section 16(h)).  Borrowers shall provide Lender with immediate written notice (a) of any failure of any of the representations and warranties set forth in Section 16(h) of this Agreement to be true, correct and complete in all respects at any time, or (b) if Borrowers obtain knowledge that Borrowers, Principal, or any holder at any time of any direct or indirect equitable, legal or beneficial interest in Borrowers or Principal has violated any of the Terrorism Laws.  Borrowers shall immediately and diligently take, or cause to be immediately and diligently taken, all necessary action to comply with all Terrorism Laws and to cause the representations and warranties set forth in Section 16(h) to be true, correct and complete in all material respects.

(m)                               Compliance with REIT Regulations.  At all times during the term of the Loan, Borrowers shall cause Mortgagor to operate the Project so that, if Mortgagor were a REIT, Mortgagor could satisfy (i) the ninety-five percent (95%) gross income test of Section 856(c)(2) of the Code, (ii) the seventy-five percent (75%) gross income test of Section 856(c)(3) of the Code and (iii) the asset tests of Section 856(c)(4) of the Code.

14.                                 FURTHER ASSURANCES.  Borrowers shall, from time to time, upon Lender’s request, at Borrowers’ sole cost and expense, execute, deliver, record and furnish such documents and do such other acts as Lender may reasonably deem necessary or desirable to (i) perfect and maintain valid liens upon the security contemplated by the Loan Documents, (ii) correct any errors of a typographical or other manifest nature which may be contained in any of the Loan Documents, (iii) evidence Borrowers’ compliance with the Loan Documents, and (iv) consummate fully and carry out the intent of the transactions contemplated under this Agreement or the Loan Documents.

15.                                 APPRAISALS.  Lender has the right to obtain a new appraisal or update an existing appraisal of the Project at any time while the Loan or any portion thereof remains outstanding (a) when, in Lender’s reasonable judgment, such an appraisal is warranted as a result of Lender’s internal evaluation of the Loan, and/or (b) to comply with statutes, rules, regulations or directives of governmental agencies having jurisdiction over Lender.  Borrowers shall pay, upon demand, all reasonable appraisers’ fees and related expenses incurred by Lender from time to time in obtaining such appraisal reports; provided, however, that Borrowers shall not be required to pay for a re-appraisal more than once every three years unless an Event of Default has occurred and is continuing.

16.                                 GENERAL REPRESENTATIONS AND WARRANTIES OF BORROWERS.  Borrowers represent and warrant to Lender, which representations and warranties shall survive the termination of this Agreement, the repayment of the Loan, any investigations, inspections or inquiries made by Lender or any of Lender’s representatives, and any disbursements made by Lender hereunder, as follows:

(a)                                  Organization; Corporate Powers; Authorization of Borrowing.

(i)                                     Organization.  Borrowers’ ownership structure set forth on Exhibit D attached hereto is a true and correct depiction of the Equity Interests in Borrowers and Mortgagor, and each entity set forth on Exhibit D is duly organized and is validly existing and in good standing under the laws of the state of its organization, and Mortgagor is qualified to do business in the jurisdiction where the Property is located.

(ii)                                  Power and Authority.  Borrowers have the full power and authority to execute the Loan Documents and to undertake and consummate the transactions contemplated hereby and thereby, and to pay, perform and observe the conditions, covenants, agreements and obligations herein and therein contained; and the Loan Documents have been duly and validly executed by Borrowers and constitute the legal, valid and binding obligations of Borrowers and are enforceable against Borrowers in accordance with their respective terms, except as such enforcement may be qualified or limited by bankruptcy, insolvency or other similar laws affecting creditors’ rights generally and general principles of equity.

(iii)                               Not a Foreign Person.  Neither Borrowers, nor any entity that is a holder of an Equity Interest in Borrowers, are organized under the laws of any jurisdiction other than the United States or one of the states thereof.

(iv)                              No Defaults Under Existing Agreements.  The consummation of the transactions contemplated hereby and the performance by Borrowers or by any other parties signatory thereto of their respective obligations under the Loan Documents will not result in any breach of, or constitute a default under, the Senior Loan Documents, any other material Third Party Agreements or any mortgage, deed of trust, bank loan or security agreement, or other material instrument to which Borrowers or Mortgagor are a party or by which the Property, the Borrowers or the Mortgagor or such other parties are bound.

(v)                                 True and Correct Copies of Documents.  All due diligence documents required to be delivered by Borrowers to Lender hereunder (including those due diligence documents referred to in Section 6 hereof) are true, correct and complete copies thereof and the same have not been amended or modified except as expressly disclosed therein.

(b)                                 Title to Property; Matters Affecting Property.

(i)                                     Title to Property.  Mortgagor has good and indefeasible leasehold title to the Property, subject only to the Senior Loan Documents and the Permitted Exceptions, and good, indefeasible and freely alienable title to all personal property owned by Mortgagor and located on the Property, subject only to the Senior Loan Documents and the Permitted Exceptions; Borrowers will cause

Mortgagor to protect or cause to be protected the title to the Project, and Borrowers will forever warrant and defend the same against any other claims of any persons or parties whomsoever, subject to the Senior Loan Documents and the Permitted Exceptions.

(ii)                                  Mortgagor’s Equity Interests.  Borrowers own and will own one hundred percent (100%) of the Equity Interests in Mortgagor, and Borrowers have not transferred, conveyed, pledged or encumbered (and will not transfer, convey, pledge or encumber) such interests except to Lender pursuant to the Loan Documents.  Borrowers have and will have authority to encumber its Equity Interests in Mortgagor pursuant to the terms of the Pledge Agreement.

(iii)                               Borrowers’ Equity Interests.  Principals own and will own one hundred percent (100%) of the ownership interests in Borrowers, and Principals have not transferred, conveyed, pledged or encumbered (and will not transfer, convey, pledge or encumber) such interests except with the prior written consent of Lender and except for any Borrowers’ Permitted Transfers.

(iv)                              No Other Interests.  Since the date of formation of each Borrower, Borrowers have only owned the Equity Interests of Mortgagor and have not owned interests in any other entity or owned any real property or any other material assets.

(v)                                 No Actions.  There are no actions, suits or proceedings at law or in equity (including condemnation or eminent domain proceedings) currently pending, or to the knowledge of Borrowers threatened, against Mortgagor, Borrowers or the Project or, to the knowledge of Borrowers, involving the validity or enforceability of the Senior Loan Documents or the Loan Documents or the priority of the liens granted thereunder, by or before any governmental authority having or exercising jurisdiction over the Project.  Borrowers will promptly notify Lender of any such future actions, suits or proceedings.  To Borrowers’ knowledge, neither Borrowers, nor Mortgagor, nor the Property is in default with respect to, or in violation of, any order, writ, injunction, decree or demand of any court or any governmental authority having or exercising jurisdiction over the Property.

(vi)                              No Contracts Giving Rise to Liens.  Neither Borrowers nor Mortgagor has made any contract or arrangement of any kind, that does or could give rise to a lien on the Project, except for (i) the Senior Loan Documents and the Permitted Exceptions and (ii) contracts related to design and construction of the Project which have been provided to Lender.  Borrowers have not made any contract or arrangement of any kind that does or could give rise to a lien or encumbrance on any of the Equity Interests in Mortgagor.

(vii)                           Compliance with Property Agreements.  The Property in all respects conforms to and complies with all covenants, conditions, restrictions, reservations, regulatory agreements, conditional use permits and zoning ordinances affecting the Property whether or not recorded against the Property.

(viii)                        Leases.  There are no Leases of the Property in effect as of the closing of the Loan other than those set forth on Exhibit E.

(ix)                                Tax Treatment.  Borrowers and Mortgagor have not (and at all times during the term of the Loan will not) elect to be classified as an association taxable as a corporation within the meaning of Treasury Regulation §301.7701-3(c).

(x)                                   Permits.  All permits required for the operation and construction of the Project are in effect.  All such permits will remain in effect and the Project and its contemplated use and operation will comply therewith.  All discretionary approvals for the construction of the Project in accordance with the Plans and Specifications have been obtained.

(c)                                  Financial Statements.  The financial statements heretofore delivered to Lender by Borrowers and Mortgagor are true and correct in all material respects, have been prepared in accordance with sound accounting practices, and fairly present the financial condition(s) of the person(s) referred to therein as of the date(s) indicated; no materially adverse change has occurred in the financial condition(s) reflected in such financial statements since the date(s) shown thereon and no additional borrowings or liabilities other than standard trade payables have been made or incurred by such person(s) since the date(s) thereof other than the borrowing contemplated hereby, the Senior Loan or other borrowings disclosed in writing to and approved by Lender.

(d)                                 Budget Projections.  Borrowers’ and/or Mortgagor’s budget projections indicate that monthly income from Project operations will be sufficient to pay the combined monthly accrual of interest on the Senior Loan and the Loan by the Maturity Date and the projections are reasonable in Borrowers’ opinion and have been prepared in a manner consistent with the past practices of affiliates of the Borrowers.

(e)                                  No Loan Broker.  Borrowers has not dealt with any person, firm or corporation who is or may be entitled to any finder’s fee, brokerage commission, loan commission or other sum in connection with the execution of this Agreement or the making of the Loan by Lender to Borrowers.  Borrowers do hereby indemnify and agree to defend and hold Lender harmless from and against any and all loss, liability or expense, including court costs and reasonable attorneys’ fees and expenses, which Lender may suffer or sustain should such warranty or representation prove inaccurate in whole or in part.

(f)                                    No Default.  There are no defaults under any of the Senior Loan Documents or the Loan Documents on the part of Borrowers, Mortgagor or the other parties signatory thereto, and no event has occurred and is continuing which, with the giving of notice or the passage of time, or both, would constitute a default under any thereof.

(g)                                 Solvency.  As of the date hereof, Borrowers and Mortgagor are each solvent and able to pay their debts as the same shall become due and payable.

(h)                                 Violations of Governmental Prohibitions.  Neither the making of the Loan, nor the receipt of Loan proceeds by Borrowers, violates any federal, state, county, municipal and other governmental and quasi-governmental statutes, laws, rules, orders, regulations, ordinances, judgments or decrees (collectively, “Law”) applicable to Borrowers, including, without limitation, any of the Terrorism Laws.  Neither the making of the Loan, nor the receipt of Loan proceeds by Borrowers or Mortgagor or Principals, violates any of the Terrorism Laws applicable thereto.  To Borrowers’ best knowledge, no holder of any direct or indirect equitable, legal or beneficial interest in Borrowers or Principal is in violation of any of the Terrorism Laws.  No portion of the Loan proceeds will, to Borrowers’ actual knowledge, be used, disbursed or distributed by Borrowers for any purpose, or to any person, directly or indirectly, in violation of any Law including, without limitation, any of the Terrorism Laws.  “Terrorism Laws” means Executive Order 13224 issued by the President of the United States of America, the Terrorism Sanctions Regulations (Title 31 Part 595 of the U.S. Code of Federal Regulations), the Terrorism List Governments Sanctions Regulations (Title 31 Part 596 of the U.S. Code of Federal Regulations), and the Foreign Terrorist Organizations Sanctions Regulations (Title 31 Part 597 of the U.S. Code of Federal Regulations), and all other present and future federal, state and local laws, ordinances, regulations, policies and any other requirements of any governmental agency (including, without limitation, the United States Department of the Treasury Office of Foreign Assets Control) addressing, relating to, or attempting to eliminate, terrorist acts and acts of war, each as hereafter supplemented, amended or modified from time to time, and the present and future rules, regulations and guidance documents promulgated under any of the foregoing.

17.                                 EVENT OF DEFAULT.  Borrowers shall be in default under this Agreement upon the occurrence of any of the following events (hereinafter referred to as an “Event of Default”):

(a)                                  Non-Payment.  The failure of Borrowers to pay when due any amount required by the Note, this Agreement or any other Loan Documents which continues, in the case of monthly interest payments, under the Note, or in the case of other sums payable under the Note, this Agreement or the Loan Documents, for a period of five (5) Business Days after notice of such failure by Lender.

(b)                                 Insurance.  The failure of Borrowers to keep in force any insurance policy required hereunder.

(c)                                  Special Purpose Entity Covenants.  The failure of Borrowers to comply with the provisions of Section 22.

(d)                                 Fraud or Material Misrepresentation  Fraud or material misrepresentation or material omission by Borrowers or Mortgagor, or any of their officers, directors or managers in connection with (i) the application for or creation of the Indebtedness, (ii) any financial statement, rent roll, or other report or information provided to Lender during the term of the Indebtedness, or (iii) any request for Lender’s consent to any proposed action;

(e)                                  Sale, Encumbrance or Other Indebtedness.  The taking of any action by Borrowers, Mortgagor, Principals or any other person contrary to the provisions of Section 13(d) of this Agreement;

(f)                                    Reports and Documents.  The failure of Borrowers to deliver any notice, report, assignment, certificate, instrument or other document which Borrowers are required to deliver to Lender under any of the Loan Documents within the twenty (20) Business Days following written demand by Lender therefor;

(g)                                 Contribution Agreement.  The failure of Borrowers to comply with the terms of the Contribution Agreement including but not limited to Borrowers’ satisfaction of all of the Conditions to Closing and Closing Deliveries set forth therein (after taking into account any applicable grace, notice and opportunity for cure provided in such agreement.

(h)                                 Other Breaches under this Agreement. The failure by Borrowers to perform any of its obligations under this Agreement, as and when required, except as specifically set forth otherwise herein, which continues for a period of twenty (20) days after notice of such failure by Lender to Borrowers or if such failure is not reasonably susceptible of cure within such 20-day period and if Borrowers promptly commence such cure within such 20-day period and diligently prosecutes the same to completion, then the cure period shall be extended for such period of time as may be reasonably necessary to effect a cure but in no event shall such period exceed 60 days, but no such notice or grace period shall apply in the case of any such failure which could, in Lender’s judgment, absent immediate exercise by Lender of a right or remedy under this Agreement, result in material harm to Lender, impairment of the Note, this Agreement, Pledge Agreement or any other security given under any other Loan Document;

(i)                                     Other Breaches Under Other Loan Documents.  The failure of Borrowers, Mortgagor, or any indemnitor or obligor to perform and observe any covenant, obligation, agreement or undertaking on the part of such party under any Loan Document other than this Agreement following such notice and/or grace and/or cure periods, if any, as may be provided therein for curing such failure;

(j)                                     Senior Loan Documents.  The failure of Borrowers or Mortgagor or any indemnitor or obligor to perform and observe any covenant, obligation, agreement or undertaking on the part of such party under any Senior Loan Documents following any grace, notice or cure periods, if any, as may be provided therein for curing such failure; or

(k)                                  Bankruptcy Proceedings.

(i)                                     If the Borrowers or Mortgagor shall become insolvent, make a transfer in fraud of, or a general assignment for the benefit of,

creditors, or admit in writing its inability, or is unable, generally to pay its debts as they become due; or

(ii)                                  If the Borrowers or Mortgagor shall have a receiver, custodian, liquidator or trustee appointed for all or substantially all of its assets or for the Project in any proceeding brought by the Borrowers, Mortgagor or the Project, or any such receiver or trustee is appointed in any proceeding brought against the Borrowers, Mortgagor or the Project and such appointment is not promptly contested and is not dismissed or discharged within ninety (90) days after such appointment; or

(iii)                               If the Borrowers or Mortgagor shall file a petition under Title 11 of the United States Code as amended or under any similar Federal or state law or statute; or

(iv)                              If the Borrowers or Mortgagor shall have a petition filed against it commencing an involuntary case under any present or future Federal or state bankruptcy or similar law and such petition is not dismissed or discharged within ninety (90) days after the filing thereof; or

(v)                                 If the Borrowers or Mortgagor shall request any composition, rearrangement, liquidation, extension, reorganization or other relief as a debtor under any present or future Federal or state bankruptcy or similar law now or hereafter existing.

The proceedings or events set forth in this paragraph (k) are collectively referred to as “Bankruptcy Proceedings”.

18.                                 REMEDIES.

(a)                                  Actions upon Event of Default.  Upon the occurrence and during the continuance of an Event of Default, Lender may, in addition to any other rights or remedies available to it pursuant to this Agreement and the other Loan Documents or at law or in equity, take such action, without notice or demand, that Lender deems advisable to protect and enforce its rights against Borrowers and in the Collateral, including, without limitation, at its option and without prior notice or demand, declare the unpaid principal balance of the Note and all accrued but unpaid interest thereon, as well as all other sums owing under the Loan Documents, immediately due and payable, Lender may make any advances on the Loan after the happening of any one or more of said Events of Default without thereby waiving the right to demand payment in full of the Note and such other amounts and without liability to make any other or further advances.

(b)                                 Lender’s Right to Perform.  If Borrowers fail to perform any monetary covenant or obligation contained herein or in the other Loan Documents and such failure continues for a period of five (5) Business Days after written notice of such failure by Lender to Borrowers, or if Borrowers fail to perform any non-monetary covenant or obligation contained herein or in the other Loan Documents and such failure continues for a period of 20 days after written notice of such failure by Lender to Borrowers, or if such failure is not reasonably susceptible of cure within such 20 day period and if Borrowers promptly commence such cure within such 20 day period and diligently prosecutes the same to completion, then the cure period shall be extended for such period of time as may be reasonably necessary to effect a cure but in no event shall such period exceed 60 days, without in any way limiting Lender’s right to exercise any of its rights, powers or remedies as provided hereunder, or under any of the other Loan Documents, Lender may, but shall have no obligation to, perform, or cause performance of, such covenant or obligation, and all costs, expenses, liabilities, penalties and fines of Lender incurred or paid in connection therewith shall be payable by Borrowers to Lender upon demand and if not paid shall be added to the Indebtedness (and to the extent permitted under applicable laws, secured by the Pledge Agreement and other Loan Documents) and shall bear interest from the date expended at the Default Interest Rate.  Notwithstanding the foregoing, Lender shall have no obligation to send notice to any Borrowers of any such failure.

(c)                                  Appointment of Lender as Attorney-in-Fact.  Borrowers hereby irrevocably, unconditionally and presently constitute Lender as Borrowers’ attorney-in-fact, with full power of substitution, to be exercised by Lender only upon the occurrence of an Event of Default, to exercise its rights under the Pledge Agreement (in its own name or the name of a designee) for purposes of preserving and protecting the Project or the collateral pledged under the Pledge Agreement and, as Lender in its sole discretion deems necessary or proper, to execute, acknowledge (when appropriate) and deliver all instruments and documents in the name of Borrowers which may be necessary or desirable in order to do any and every act which Borrowers might do on its own behalf in the performance of its obligations hereunder.  This power of attorney is a power coupled with an interest and is irrevocable.

(d)                                 Cross-Default to Note, Pledge Agreement and Other Loan Documents.  At the option of Lender, any Event of Default by Borrowers under this Agreement, or in the performance of any of the Borrowers’ covenants, agreements or obligations contained herein, shall constitute a default under the Note, the Pledge Agreement or any of the other Loan Documents to the same extent as though the Note had by its own terms become due and payable at maturity and payment thereof had been refused, and in such event Lender may, without liability to Borrowers, assert and exercise any and all rights and remedies provided for herein or in the Note, the Pledge Agreement or any of the other Loan Documents or otherwise as may be provided by law.  Such rights and remedies may be asserted concurrently or successively from time to time (either before or after commencement of foreclosure proceedings or before or after the exercise of any other remedy of Lender) until the Note, including interest thereon, and all of the Indebtedness of Borrowers to Lender under this Agreement and the other Loan Documents, have been paid in full.

19.                                 TRANSFER OF LOAN; LOAN SERVICER.

(a)                                  Lender’s Right to Transfer  Borrowers hereby acknowledge that Lender shall have the right to transfer, assign or sell the Loan Documents to an Affiliate, or grant  participation interests in all or any portion of the Loan, in such manner and to such entities as Lender in its sole and absolute discretion shall select, so long as Lender remains the lead lender and administrative agent.

(b)                                 Loan Servicer.  At the option of Lender, the Loan may be serviced by a servicer selected by Lender and Lender may delegate all or any portion of its responsibilities under this Agreement and the other Loan Documents to such servicer pursuant to a servicing agreement between Lender and such servicer (but no such delegation shall relieve lender from any liability or consequences arising from any breach or other act or omission by the servicer).  There may be one or more changes of Loan servicer.  If there is a change of Loan servicer, Borrowers will be given notice of the change.

(c)                                  Dissemination of Information.  Lender may forward to each permitted purchaser, transferee, assignee, or servicer of, and each participant or investor in, the Loan (collectively, the “Investor”), any governmental regulators or others as may be required by securities law, all documents and information which Lender now has or may hereafter acquire relating to the Indebtedness and to Borrowers, Mortgagor and Principals, including financial statements, whether furnished by Borrowers or otherwise, as Lender reasonably determines necessary or desirable.  Borrowers irrevocably waive any and all rights they may have under applicable Laws to prohibit such disclosure.

20.                                 LENDER’S EXPENSES; RIGHTS OF LENDER.  Borrowers shall promptly pay to Lender, upon demand, with interest thereon from the date of demand at the Default Interest Rate, reasonable attorneys’ fees and all other costs and expenses paid or incurred by Lender in enforcing or exercising its rights or remedies in connection with a default created by, connected with or provided for in this Agreement or any of the other Loan Documents, and payment thereof shall be secured by the Pledge Agreement.  If at any time Borrowers fail, refuse or neglect to do any of the things herein provided to be done by Borrowers, Lender shall have the right but not the obligation, to do the same but at the expense and account of Borrowers.  The amount expended by Lender shall be added to the Indebtedness and shall accrue interest thereon at the Default Interest Rate, shall be repaid to Lender upon written demand and payment shall be secured by the Pledge Agreement.

21.                                 MISCELLANEOUS.

(a)                                  Notices. All notices, demands and other communications (“Notice”) under or concerning this Agreement shall be in writing.  Each Notice shall be addressed to the intended recipient at its address set forth below, and a Notice shall be deemed given on the earliest to occur of (1) the date when the Notice actually is received by the addressee; (2) the first Business Day after the Notice is delivered to a recognized overnight courier service, with arrangements made for payment of charges for next Business Day delivery; or (3) the third Business Day after the Notice is deposited in the United States mail with postage prepaid, certified mail, return receipt requested.

If to Lender:                                                       Behringer Harvard UVA, LLC
15601 Dallas Parkway, Suite 600
Addison, Texas  75001
Attn: Chief Legal Officer
Facsimile: (214) 655-1610

with copy to:                                                  Powell & Coleman, L.L.P.
8080 North Central Expressway, Suite 1380
Dallas, Texas 75206
Attn: Carol D. Satterfield
Facsimile: (214) 373-8768

If to Borrowers:                                     PPC-UVA 15th Street Limited Partnership
and PPC Charlottesville GP, Inc.,
c/o Phoenix Property Company
2626 Howell St., Suite 800
Dallas, Texas 75204
Attn: Jason P. Runnels
Facsimile: (214) 880-0320

with copy to:                                                  Brookfield Real Estate Opportunity Fund
BCE Place, 181 Bay St., Suite 300
Toronto, Ontario
Canada M5J 2T3
Attn: David Arthur
Facsimile: (416) 359-8650

and with copy to:                           Stutzman, Bromberg, Esserman & Plifka
2323 Bryan St., Suite 2200
Dallas, Texas 75201
Attn: John J. Reoch, Jr.
Facsimile: (214) 969-4999

Any party to this Agreement may change the address to which notices intended for it are to be directed by means of notice given to the other party in accordance with this Section 21(a).  Each party agrees that it will not refuse or reject delivery of any notice given in accordance with this Section 21(a), that it will acknowledge, in writing, the receipt of any notice upon request by the other party and that any notice rejected or refused by it shall be deemed for purposes of this Section 21(a) to have been received by the rejecting party on the date so refused or rejected, as conclusively established by the records of the U.S. Postal Service or the courier service. Any notice under the Note and any other Loan Document which does not specify how notices are to be given shall be given in accordance with this Section 21(a).

(b)                                 Waivers.  No delay or omission by Lender in exercising any right or power arising from any default by Borrowers shall be construed as a waiver of such default or as acquiescence therein, nor shall any single or partial exercise thereof preclude any further exercise thereof or the exercise of any other right or power arising from any default by Borrowers.  No waiver of any breach of any of the covenants or conditions of this Agreement shall be construed to be a waiver of or acquiescence in or consent to any previous or subsequent breach of the same or of any other condition or covenant.

(c)                                  Lender Not Partner of Borrowers; Borrowers in Control.  Neither the execution nor the performance of any of the Loan Documents by Lender, nor the exercise by the Lender of any of its rights, privileges or remedies conferred under the Loan Documents or under applicable law, shall be deemed to render the Lender a partner or a joint venturer with the Borrowers, any guarantor of the Loan or any other person, or to render Borrowers agents of Lender for any purposes.  Nothing contained herein shall characterize or be deemed to characterize, or be used as a basis for characterizing, Lender as a “mortgagee-in-possession”.  Lender and Borrowers agree that Mortgagor remains in control of the Project, and that it determines the business plan for the Project and employment, management, leasing and operating directions and decisions for the Project.  All of Lender’s rights, and actions taken by Lender as provided or permitted, in or under this Agreement or the other Loan Documents are for and in its capacity as a secured lender attempting to protect the collateral security for the Loan and to collect the Indebtedness and any other amounts owing or outstanding under the Note or the Loan Documents.

(d)                                 No Third Party.  This Agreement is made for the sole benefit of Borrowers and Lender and Lender’s successors and assigns, and no other person or persons shall have any rights or remedies under or by reason of this Agreement or any right to the exercise of any right or power of Lender hereunder or arising from any default by Borrowers, nor shall Lender owe any duty whatsoever to any claimant for labor performed or materials furnished in connection with the construction of the improvements to apply any undisbursed portion of the Loan to the payment of any such claims.

(e)                                  Time of Essence; Context.  Time is hereby declared to be of the essence of this Agreement and of every part hereof.  When the context and construction so require, all words used in the singular herein shall be deemed to have been used in the plural and the masculine shall include the feminine and the neuter and vice versa.

(f)                                    Successors and Assigns.  This Agreement shall bind, and the rights granted by this Agreement shall inure to, the respective successors and assigns of Lender and Borrowers.  However, a Sale or Encumbrance prohibited by Section 13(d) shall be an Event of Default.

(g)                                 Governing Jurisdiction.  This Agreement and all of the other Loan Documents (except as otherwise expressly provided therein with respect to the enforcement of specific remedies) shall be governed by and construed in accordance with the substantive law of the Commonwealth of Virginia without regard to the application of choice of law principles.

(h)                                 SUBMISSION TO JURISDICTION/SERVICE OF PROCESS.  BORROWERS AND LENDER EACH HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE STATE COURTS OF THE COMMONWEALTH OF VIRGINIA SITTING IN ALBEMARLE COUNTY, VIRGINIA FOR THE PURPOSES OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE SUBJECT MATTER HEREOF, ANY OTHER LOAN DOCUMENT AND THE SUBJECT MATTER THEREOF, OR THE LOAN.  BORROWERS TO THE EXTENT PERMITTED BY APPLICABLE LAW (A) HEREBY WAIVE, AND AGREE NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE, OR OTHERWISE, IN ANY SUCH

SUIT, ACTION OR OTHER PROCEEDING BROUGHT IN THE ABOVE-NAMED COURTS ANY CLAIM THAT IT IS NOT SUBJECT PERSONALLY TO THE JURISDICTION OF SUCH COURTS, THAT ITS PROPERTY IS EXEMPT OR IMMUNE FROM ATTACHMENT OR EXECUTION BY ANY SUCH COURT, THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER OR THAT THIS  AGREEMENT, THE SUBJECT MATTER HEREOF, THE OTHER LOAN DOCUMENTS, THE SUBJECT MATTER THEREOF, OR THE LOAN (AS APPLICABLE) MAY NOT BE ENFORCED IN OR BY SUCH COURT, (B) HEREBY WAIVES THE RIGHT TO REMOVE ANY SUCH ACTION, SUIT OR PROCEEDING INSTITUTED IN STATE COURT TO FEDERAL COURT, OR TO REMAND AN ACTION INSTITUTED IN FEDERAL COURT TO STATE COURT AND (C) HEREBY WAIVES THE RIGHT TO ASSERT IN ANY SUCH ACTION, SUIT OR PROCEEDING ANY OFFSETS OR COUNTERCLAIMS EXCEPT COUNTERCLAIMS THAT ARE COMPULSORY OR OTHERWISE ARISE FROM THE SAME SUBJECT MATTER.  BORROWERS AND LENDER EACH HEREBY CONSENTS TO SERVICE OF PROCESS BY MAIL AT THE ADDRESS TO WHICH NOTICES ARE TO BE GIVEN TO IT PURSUANT TO SECTION 21(a) HEREOF.  BORROWERS AGREE THAT THEIR SUBMISSION TO JURISDICTION AND CONSENT TO SERVICE OF PROCESS BY MAIL IS MADE FOR THE EXPRESS BENEFIT OF THE OTHER PARTY.  FINAL JUDGMENT AGAINST BORROWER IN ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE CONCLUSIVE, AND MAY BE ENFORCED IN ANY OTHER JURISDICTION (X) BY SUIT, ACTION OR PROCEEDING ON THE JUDGMENT, A CERTIFIED OR TRUE COPY OF WHICH SHALL BE CONCLUSIVE EVIDENCE OF THE FACT AND OF THE AMOUNT OF INDEBTEDNESS OR LIABILITY OF THE BORROWER THEREIN DESCRIBED, OR (Y) IN ANY OTHER MANNER PROVIDED BY OR PURSUANT TO THE LAWS OF SUCH OTHER JURISDICTION, PROVIDED, HOWEVER, THAT THE LENDER MAY AT ITS OPTION BRING SUIT OR INSTITUTE OTHER JUDICIAL PROCEEDINGS, AGAINST BORROWERS OR ANY OF ITS ASSETS IN ANY STATE OR FEDERAL COURT OF THE UNITED STATES OR OF ANY COUNTRY OR PLACE WHERE THE SUBMITTING PARTY OR SUCH ASSETS MAY BE FOUND.

(i)                                     WAIVER WITH RESPECT TO DAMAGES.  BORROWERS ACKNOWLEDGES THAT LENDER DOES NOT HAVE ANY FIDUCIARY RELATIONSHIP WITH, OR FIDUCIARY DUTY TO, BORROWERS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, AND THE RELATIONSHIP BETWEEN LENDER AND BORROWERS, IN CONNECTION HEREWITH AND THEREWITH, IS SOLELY THAT OF DEBTOR AND CREDITOR.  TO THE EXTENT PERMITTED BY APPLICABLE LAW, BORROWERS SHALL NOT ASSERT, AND BORROWERS HEREBY WAIVE, ANY CLAIMS AGAINST LENDER, ON ANY THEORY OF LIABILITY, FOR SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES (AS OPPOSED TO DIRECT OR ACTUAL DAMAGES) ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF, THIS AGREEMENT, ANY OTHER LOAN DOCUMENT, ANY AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY OR THEREBY, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

(j)                                     Entire Agreement.  This Agreement and all of the other Loan Documents constitute the entire understanding between the parties hereto with respect to the subject matter hereof, superseding all prior written or oral understandings, and may not be modified, amended or terminated except by a written agreement signed by each of the parties hereto or thereto that is to be bound by the modification, amendment or termination.  Notwithstanding the foregoing, the provisions of this Agreement are not intended to supersede the provisions of the Pledge Agreement, but shall be construed as supplemental thereto.  Borrowers and Lender each hereby acknowledges that this Agreement and the other Loan Documents accurately reflect the agreements and understandings of the parties hereto with respect to the subject matter hereof and hereby waives any claims against the other which it may now have or may hereafter acquire to the effect that the actual agreements and understandings of the parties hereto with respect to the subject matter hereof may not be accurately set forth in this Agreement or such other Loan Documents.  THIS WRITTEN LOAN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN OR ORAL AGREEMENTS BETWEEN THE PARTIES.

(k)                                  Headings.  The various headings of this Agreement are included for convenience only and shall not affect the meaning or interpretation of this Agreement or any provision hereof.

(l)                                     Severability.  Each provision of this Agreement shall be interpreted so as to be effective and valid under applicable law, but if any such provision shall in any respect be ineffective or invalid under such law, such ineffectiveness or invalidity shall not affect the remainder of such provision or the remaining provisions of this Agreement.

(m)                               Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute but one and the same document.

(n)                                 WAIVER OF JURY TRIAL.  BORROWERS HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT THAT IT MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION ARISING IN ANY WAY IN CONNECTION WITH THIS LOAN AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, OR ANY OTHER STATEMENTS OR ACTIONS OF THE LENDER.  BORROWERS ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT FOR THE LENDER TO ENTER INTO THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT, AND THAT THIS WAIVER SHALL BE EFFECTIVE AS TO EACH OF THE OTHER LOAN DOCUMENTS AS IF FULLY INCORPORATED THEREIN.

(o)                                 Sole and Absolute Discretion.  Any option, consent, approval, or discretion or similar right of Lender set forth in this Agreement or any of the other Loan Documents may be exercised by Lender in its sole, absolute and unreviewable discretion, unless the provisions of this Agreement or the other Loan Documents specifically requires a different standard.

(p)                                 Press Releases.  After the closing of this Loan, Lender shall have the right to issue press releases and other communications to the media disclosing the identities of the parties, the terms of this Loan and the Loan Documents and details of the transactions contemplated therein.

(q)                                 Recourse Limitations.  Subject to the provisions of this Section 21(q), the personal liability of Borrowers to pay the Indebtedness shall be limited to Borrowers’ interest in the Collateral and in any other collateral given to Lender.  The provisions of this Section shall not, however, (1) constitute a waiver, release or impairment of any obligation evidenced or secured by any of the Loan Documents; (2) impair the right of Lender to name Borrowers as parties defendant in any action or suit for foreclosure and sale under the Pledge Agreement; (3) affect the validity or enforceability of any guaranty made in connection with the Loan or any of the rights and remedies of Lender thereunder; (4) impair the right of Lender to obtain the appointment of a receiver; (5) constitute a prohibition against Lender to seek a deficiency judgment against Borrowers solely in order to fully realize on any security given by Borrowers in connection with the Loan or to commence any other appropriate action or proceeding solely in order for Lender to exercise its remedies against such security (provided Lender shall not seek any personal recourse against Borrowers by virtue of such deficiency other than Borrowers’ interest in such security); or (6) constitute a waiver of the right of Lender to enforce the liability and obligation of Borrowers, by money judgment or otherwise, to the extent of any loss, damage (excluding consequential damages), cost, expense, liability, claim or other obligation incurred by Lender (including attorneys’ fees and costs reasonably incurred) arising out of or in connection with the following:

(i)                                     fraud or intentional misrepresentation by Borrowers or Mortgage Borrower in connection with the Loan;

(ii)                                  the willful misconduct of Borrowers or Mortgage Borrower;

(iii)                               the breach of any covenant or indemnification provision in the Environmental Indemnity or in the Security Instrument by Mortgage Borrower concerning environmental laws, hazardous substances and asbestos and any indemnification therein;

(iv)                              the intentional removal or disposal of any portion of the Collateral after an Event of Default;

(v)                                 the failure to maintain the Policies in full force and effect pursuant to the terms and provisions of Section 8; or

(vi)                              any physical damage to the Property caused by intentional waste committed by Borrowers, Mortgage Borrower or any Affiliate thereof.

(r)                                    Joint and Several Liability.  Subject to Section 21(q) above, if more than one Person has executed this Agreement as a “Borrower,” the representations, covenants, warranties and obligations of all such Persons hereunder shall be joint and several.

22.                                 SPECIAL REPRESENTATIONS, WARRANTIES AND COVENANTS OF BORROWERS. So long as any of the Indebtedness has been advanced or accrued and remains outstanding, Borrowers shall do all things necessary to preserve the existence of Borrowers and Mortgagor each as a separate Special Purpose Bankruptcy Remote Entity.  Borrowers covenant and agree that with respect to Borrowers and Mortgagor, until payment in full of the Indebtedness, it will not do or permit Mortgagor to do, directly or indirectly, any of the following unless Lender consents thereto, in its sole discretion, in writing.  A “Special Purpose Bankruptcy Remote Entity” means a corporation, limited partnership or limited liability company which shall not:

(a)                                  engage in any business or activity other than the ownership, construction, operation and maintenance, in each case directly or indirectly, of the Property and the Project (in case of Mortgagor) or the Equity Interests in Mortgagor (in case of Borrowers), and activities incidental thereto;

(b)                                 acquire or own any material assets other than (i) the Equity Interests, (ii) the Property and the Project, and (iii) such incidental personal property as may be necessary for the operation of the Project or as may arise out of the other activities of the Borrowers or the Mortgagor;

(c)                                  merge into or consolidate with any person, or dissolve, terminate or liquidate, or transfer or otherwise dispose of all or substantially all of its assets or change its legal structure;

(d)                                 fail to preserve its existence as a person duly organized, validly existing and in good standing (if applicable) under the laws of the jurisdiction of its organization or formation, or amend, modify, or terminate the provisions of its organizational documents if such amendment, modification, or termination would adversely affect the ability of such Person to perform its obligations hereunder or under the other Loan Documents or would affect any other clause of this Section 22;

(e)                                  own any subsidiary (except, in the case of Borrowers, the Mortgagor) or make any investment in any person (except, in the case of Borrowers, the Mortgagor);

(f)                                    commingle its assets with the assets of any of its general partners, members, shareholders, affiliates, principals or of any other Person;

(g)                                 incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than (i) the Senior Loan and this Loan and (ii) trade and operational indebtedness incurred in the ordinary course of business (including construction and operation of the Project) or for its administrative functions;

(h)                                 fail to maintain its records, books of account and bank accounts separate and apart from those of its general partners, members, shareholders, principals and Affiliates and any other Person;

(i)                                     enter into any contract or agreement with any general partner, member, shareholder, principal or Affiliate of Borrowers or Mortgagor except upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arms-length basis with third parties other than any general partner, member, shareholder, principal or Affiliate of Borrowers or Mortgagor;

(j)                                     seek the dissolution or winding up of Borrowers or Mortgagor;

(k)                                  maintain its assets in such a manner that it will be costly or difficult to segregate, ascertain or identify its individual assets from those of any general partner, member, shareholder, principal or Affiliate of Borrowers or Mortgagor or any other Person;

(l)                                     hold itself out to be responsible for the debts of another person;

(m)                               make any loans or advances to any third party, including any general partner, member, shareholder, principal or Affiliate of Borrowers or Mortgagor (except, in the case of Borrowers, to the Mortgagor);

(n)                                 fail to file its own tax returns, if any, as may be required under applicable law, to the extent that the Borrowers or Mortgagor are (1) not part of a consolidated group filing a consolidated return or returns or (2) not treated as a “disregarded entity” for tax purposes not required to file tax returns under applicable law;

(o)                                 fail either to hold itself out to the public as a legal person separate and distinct from any other person or to conduct its business solely in its own name in order not (a) to mislead others as to the identity of the person with which such other party is transacting business; or (b) to suggest that it is responsible for the debts of any third party (including any general partner, principal or Affiliate of Borrowers or Mortgagor;

(p)                                 fail to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character in light of its contemplated business operations; or

(q)                                 file or consent to the filing of any petition, either voluntary or involuntary, to take advantage of any applicable insolvency, bankruptcy, liquidation or reorganization statute, or make an assignment for the benefit of creditors;

[Signatures Follow on Next Page]

WITNESS the following signatures and seals with the intent that this shall be deemed an instrument under seal.

BORROWERS:

BREOF UVA GP LLC,
a Delaware limited liability company

By:	/s/ Steven Ganeless	(SEAL)
Name:	Steven Ganeless
Title:	Authorized Signing Officer

BREOF UVA LLC,
a Delaware limited liability company

By:	/s/ Steven Ganeless	(SEAL)
Name:	Steven Ganeless
Title:	Authorized Signing Officer

PPC-UVA 15TH STREET LIMITED PARTNERSHIP,
a Texas limited partnership

By:	PPC Charlottesville GP, Inc.,
a Texas corporation

By:	/s/ Jason P. Runnels	(SEAL)
Name:	Jason P. Runnels
Title:	Vice President

PPC CHARLOTTESVILLE GP, INC.,
a Texas corporation

By:	/s/ Jason P. Runnels	(SEAL)
Name:	Jason P. Runnels
Title:	Vice President

LENDER:

BEHRINGER HARVARD UVA, LLC,
a Delaware limited liability company

By:	/s/ Gerald J. Reihsen, III	(SEAL)
Gerald J. Reihsen, III
Secretary

JOINDER

The undersigned have duly executed and delivered this Agreement as of the day and year first above written for the purpose of agreeing and consenting to the provisions of Section 22 of the Agreement.

WITNESS the following signatures and seals with the intent that this shall be deemed an instrument under seal.

MORTGAGOR:

PPC CHARLOTTESVILLE LIMITED PARTNERSHIP,
a Delaware limited partnership

By:	PPC Charlottesville GP, Inc.,
a Texas corporation,
its Managing General Partner

	By:	/s/ Jason P. Runnels	(SEAL)
	Name:	Jason P. Runnels
	Title:	Vice President